Exhibit 99

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                              ENOX BIOPHARMA, INC.

                 PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT SHARES

                     NON-UNITED STATES RESIDENT SUBSCRIBERS

                            INSTRUCTIONS TO PURCHASER

1. The purchaser is to complete all the information in the boxes on page 1 and sign where indicated with an " X ".

2. IF THE PURCHASER IS AN ACCREDITED INVESTOR and not purchasing a minimum of $150,000 in value of securities, then complete the "ACCREDITED INVESTOR QUESTIONNAIRE" that starts on page 5.

3. IF THE PURCHASER IS NOT AN ACCREDITED INVESTOR,  and not purchasing a minimum
of  $150,000  in  value  of  securities,   complete  the  "FRIENDS  AND  FAMILY"
QUESTIONNAIRE that starts on page 8.

4. PURCHASERS PURCHASING A MINIMUM OF $150,000 IN VALUE OF SECURITIES may subscribe without filling in an Accredited Investor or Friends and Family Questionnaire.

5. All other information must be filled in where appropriate.

This is Page 2 of 15 pages of a subscription agreement and related appendices, schedules and forms. Collectively, these pages together are referred to as the "Subscription Agreement".

                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO: ENOX BIOPHARMA INC. (the " ISSUER "), of 27 Havradim St., Yahud 56275,
    Israel.

Subject and pursuant to the terms set out in the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and appendices attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

                           Units.
--------------------------
US $0.0615  per Unit for a total  purchase  price of US$ _________________.

The Purchaser  owns,  directly or  indirectly,  the following  securities of the
Issuer:

Nil
--------------------------------------------------------------------------------
[CHECK IF APPLICABLE] The Purchaser is [ ] an insider of the Issuer or [ ] a member of the professional group

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

 REGISTRATION INSTRUCTIONS                    DELIVERY INSTRUCTIONS


Name to appear on certificate          Name and account reference, if applicable


Account reference if applicable        Contact name


Address                                Address


                                       Telephone Number

EXECUTED BY THE PURCHASER THIS __TH DAY OF ______ 2007. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE PURCHASER CERTIFIES THAT THE PURCHASER AND ANY BENEFICIAL PURCHASER FOR WHOM THE PURCHASER IS ACTING IS RESIDENT IN THE JURISDICTION SHOWN AS THE "ADDRESS OF PURCHASER".

  EXECUTION BY PURCHASER:

 X
 Signature of individual (if Purchaser IS an                Address of Purchaser
 individual)                                                (residence)

 Authorized signatory (if Purchaser IS NOT an               Telephone Number
 individual)

 Name of Purchaser ( PLEASE PRINT )                         E-mail address

  ACCEPTANCE:

  Accepted this __ day of _____, 2007

  ENOX BIOPHARMA, INC.

  Name
  Authorized Signatory

  Accepted this __ day of _____, 2007

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and appendices incorporated by reference. IF FUNDS ARE DELIVERED TO THE COMPANY'S LAWYERS, THEY ARE AUTHORIZED TO RELEASE THE FUNDS TO THE ISSUER.

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                    PAGE 3 OF 15

                                      TERMS

REFERENCE DATE OF THIS
SUBSCRIPTION
AGREEMENT                 ____________, 2007 (the " AGREEMENT DATE ")
                                                    THE OFFERING


THE ISSUER                Enox Biopharma Inc." (the " ISSUER ")

OFFERING The offering consists of up to 3,821,138 units (" UNITS ") consisting of one common share (" SHARES ") and one SERIES A WARRANT of the Issuer.

PURCHASED                 SECURITIES  The  "PURCHASED   SECURITIES"  under  this
                          Subscription Agreement are the Shares, the Warrants and the shares issuable on exercise of the Warrants.

TOTAL AMOUNT              up to US $235,000 from the sale of Units.

ISSUE PRICE               US$0.0615 per Unit.

SERIES A WARRANTS         Exercisable  for 2 years from Closing at $0.20 for one
                          common share of the Issuer

PAYMENT SCHEDULE          The  Offering  will close on December 28, 2007.

SELLING JURISDICTIONS     The Units will be sold in jurisdictions  other than
                          the United States where they may be lawfully sold
                          (the "SELLING JURISDICTIONS").

EXEMPTIONS                The  offering  will be made in  accordance  with the
                          following exemptions from the prospectus requirements:

                          (a) the "ACCREDITED INVESTOR" exemption in Canada (section 2.3 of National Instrument 45-106);

                          (b) the "$150,000 PURCHASER" exemption in Canada (section 2.10 of National Instrument 45-106);

                          (c) the " FRIENDS AND FAMILY " exemption in Canada except Ontario (section 2.5 of National Instrument 45-106)

                          (d) Regulation S under the US Securities Act of 1933; and

                          (e) such other exemptions as may be available the securities laws of the Selling Jurisdictions.

REGISTRATION OF SHARES    The Issuer  will use  reasonable  efforts to file a
                          registration statement with the SEC within 40 days of Closing and register for resale the Purchased
                          Securities acquired by the Purchasers within 4 months from Closing.

RESALE RESTRICTIONS       The  Purchaser  acknowledges  that  the  certificates
AND LEGENDS               representing  the Purchased  Securities  will bear the
                          following  legends:
                          "THESE  SECURITIES  HAVE NOT BEEN  REGISTERED WITH THE
                          SECURITIES  AND EXCHANGE  COMMISSION OR THE SECURITIES
                          COMMISSION  OF ANY  STATE  AND  HAVE  BEEN  ISSUED  IN
                          RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE
                          SECURITIES  ACT OF 1933,  AS AMENDED (THE  "SECURITIES
                          ACT"),  AND,  ACCORDINGLY,  MAY NOT BE OFFERED OR SOLD
                          EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                          UNDER THE  SECURITIES  ACT OR PURSUANT TO AN AVAILABLE

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                    PAGE 4 OF 15

                          EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

                          Purchasers are advised to consult with their own legal
                          counsel   or   advisors   to   determine   the  resale
                          restrictions that may be applicable to them.

                          Purchaser has requested the Issuer not to include legend under Canadian Securities laws

CLOSING DATE              The  completion of the sale and purchase of the Shares
                          will take place in one or more closings, on a date or dates as agreed to by the Issuer and the Purchaser.
                          Payment for, and delivery of the Shares, is scheduled to occur on or about December 28th 2007 or such later date as may be agreed upon by the Issuer and the Purchaser (the " CLOSING DATE ").

ADDITIONAL DEFINITIONS    In the  Subscription  Agreement,  the following  words
                          have   the   following   meanings   unless   otherwise
                          indicated:

                          (a)  "  PURCHASED   SECURITIES   "  means  the  Shares
                          purchased under this Subscription Agreement; and

                          (b) " SECURITIES " means the Shares (to be issued on a post-split basis).

                                   THE ISSUER

JURISDICTION  OF
ORGANIZATION              The Issuer is incorporated under the laws of the State
                          of Nevada.

STOCK EXCHANGE
LISTINGS Certain market makers make market in the Issuer's stock on the US over the counter bulletin board

"SECURITIES  LEGISLATION
APPLICABLE TO THE ISSUER" The " SECURITIES  LEGISLATION APPLICABLE TO THE ISSUER
                          " are the US Securities Exchange Act of 1934, and the Securities Commission having jurisdiction over the Issuer is the United States Securities and Exchange Commission and the British Columbia Securities Commission.

                                  END OF TERMS

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                    PAGE 5 OF 15

                           NATIONAL INSTRUMENT 45-106

                        ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure ENOX BIOPHARMA INC. " (the "Company") that the undersigned (the "Subscriber") will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 ("NI 45-106"), as adopted by the Securities Commissions in Canada, in respect of a proposed private placement of securities by the Company (the "Transaction"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Company that:

1. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2. the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

     [ ]  (a)  a  Canadian  financial  institution  as  defined  in  National
       Instrument 14-101, or an authorized foreign bank listed in Schedule III of the BANK ACT (Canada);

     [ ] (b) the Business  Development Bank of Canada  incorporated under the
       BUSINESS DEVELOPMENT BANK ACT (Canada);

     [ ] (c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

     [ ] (d) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the SECURITIES ACT (Ontario) or the SECURITIES ACT (Newfoundland);

     [ ] (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

     [ ] (f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

     [ ] (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l'ile de Montreal or an intermunicipal management board in Quebec;

     [ ] (h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

     [ ] (i) a pension  fund that is  regulated  by either  the Office of the
       Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                    PAGE 6 OF 15

     [ ] (j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDNUS$1,000,000;

     [ ]  (k)  an  individual   whose  net  income   before  taxes   exceeded
       CDNUS$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded US$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

     [ ] (l) an individual who, either alone or with a spouse, has net assets of at least CDN US$5,000,000;

     [ ] (m) a person, other than an individual or investment fund, that had net assets of at least CDNUS$5,000,000 as reflected on its most recently prepared financial statements;

     [ ] (n) an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;

     [ ]  (o)  an  investment  fund  that   distributes  or  has  distributed
       securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

     [ ] (p) a trust company or trust corporation registered or authorized to carry on business under the TRUST AND LOAN COMPANIES ACT (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

     [ ] (q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
       (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

     [ ] (r) a registered  charity under the INCOME TAX ACT (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

     [ ] (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

     [ ] (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.

     [ ] (u) an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or

     [ ] (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                    PAGE 7 OF 15

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under relevant Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _____________, 200__.

If a Corporation, Partnership or           If an Individual:
Other Entity:

                                           X
-------------------------------------      ------------------------------------
Print or Type Name of Entity               Signature



-------------------------------------      ------------------------------------
Signature of Authorized Signatory          Print or Type Name


CORPORATION
-------------------------------------
Type of Entity

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                    PAGE 8 OF 15

FAMILY, FRIENDS AND BUSINESS ASSOCIATES QUESTIONNAIRE

IF THE SUBSCRIBER IS RESIDENT IN A CANADIAN PROVINCE OR TERRITORY OTHER THAN ONTARIO IS NOT PURCHASING MORE THAN $150,000 IN VALUE OF SECURITIES AND IS NOT AN ACCREDITED INVESTOR, HE OR SHE IS TO CHECK ONE OR MORE OF THE FOLLOWING BOXES, AS APPROPRIATE:

(A)  A DIRECTOR, OFFICER, EMPLOYEE OR CONTROL PERSON OF THE ISSUER _____

(B) A SPOUSE, PARENT, GRANDPARENT, BROTHER, SISTER OR CHILD OF A DIRECTOR, SENIOR OFFICER OR CONTROL PERSON OF THE ISSUER _____

(C) A CLOSE PERSONAL FRIEND OF A DIRECTOR, SENIOR OFFICER OR CONTROL PERSON OF THE ISSUER _____

(D) A CLOSE BUSINESS ASSOCIATE OF A DIRECTOR, SENIOR OFFICER OR CONTROL PERSON OF THE ISSUER _____

If the Subscriber is resident in Ontario, the Subscriber is (TICK ONE OR MORE OF THE FOLLOWING BOXES ONLY IF THE SUBSCRIBER IS RESIDENT IN ONTARIO):

(A)  a founder of the Issuer                                                 [ ]

(B)  an affiliate of a founder of the Issuer                                 [ ]

(C)  a spouse,  parent,  brother,  sister,  grandparent  or child
     of a director, executive officer or founder of the Issuer               [ ]

(D)  a person that is a control person of the Issuer                         [ ]

(E)  an accredited investor                                                  [ ]

(F)  purchasing as principal  Securities with an aggregate acquisition
     cost of not less than CDN$150,000                                       [ ]

IF THE SUBSCRIBER TICKED BOXES A-D ABOVE, NAME OF DIRECTOR, OFFICER OR EMPLOYEE OF THE ISSUER WITH WHOM THE SUBSCRIBER HAS A RELATIONSHIP:

--------------------------------------------------------------------------------


------------------------------------------
SIGNATURE

------------------------------------------
Print or Type Name of Entity or Individual

DATE: _______________________, 2007

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                    PAGE 9 OF 15

                               GENERAL PROVISIONS

1. DEFINITIONS

1.1 In the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and appendices incorporated by reference), the following words have the following meanings unless otherwise indicated:

     (a) " 1933 ACT " means the United States Securities Act of 1933, as amended;

     (b) " APPLICABLE LEGISLATION " means the Securities Legislation Applicable to the Issuer (as defined on page 8) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

     (c) " CLOSING " means the completion of the sale and purchase of the Purchased Securities;

     (d)  " CLOSING DATE " has the meaning assigned in the Terms;

     (e) " CLOSING YEAR " means the calendar year in which the Closing takes place;

     (f) " COMMISSIONS " means the Commissions with Jurisdiction over the Issuer (as defined on page 4) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

     (g)  " FINAL CLOSING " means the last closing under the Private Placement;

     (h) " GENERAL PROVISIONS " means those portions of the Subscription Agreement headed " GENERAL PROVISIONS" and contained on pages 9 to 15;

     (i) " PRIVATE PLACEMENT " means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;

     (j)  " PURCHASED SECURITIES " has the meaning assigned in the Terms;

     (k)  " REGULATORY AUTHORITIES " means the Commissions;

     (l)  " SECURITIES " has the meaning assigned in the Terms;

     (m) " SUBSCRIPTION AGREEMENT " means the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and appendices incorporated by reference; and

     (n) " TERMS " means those portions of the Subscription Agreement headed "Terms" and contained on pages 3 to 4.

1.2 In the Subscription Agreement, the following terms have the meanings defined in Regulation S: " DIRECTED SELLING EFFORTS ", " FOREIGN ISSUER ", " SUBSTANTIAL U.S. MARKET INTEREST ", " U.S. PERSON " and "UNITED STATES".

1.3 In the Subscription Agreement, unless otherwise specified, currencies are indicated in US dollars.

1.4 In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                   PAGE 10 OF 15

2. ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1 ACKNOWLEDGEMENTS CONCERNING OFFERING

The Purchaser acknowledges that:

     (a) none of the Purchased Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act
          ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

     (b) the Purchaser acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Purchased Securities under the 1933 Act, except as set out in this Agreement;

     (c) the decision to execute this Agreement and acquire the Units hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the Securities and Exchange Commission (the "SEC");

     (d) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

     (e)  there is no government or other insurance covering any of the Units;

     (f)  there are risks associated with an investment in the Units;

     (g) the Purchaser has not acquired the Units as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of the Purchased Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

     (h) the Purchaser and the Purchaser's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Purchased Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

     (i) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Units hereunder have been made available for inspection by the Purchaser, the Purchaser's lawyer and/or advisor(s);

     (j) the Purchaser will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                   PAGE 11 OF 15

          threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Company in connection therewith;

     (k) the Shares are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Purchaser that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make a market for the Company's common shares on the NASD's OTC Bulletin Board;

     (l) the Company will refuse to register any transfer of the Purchased Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

     (m) the statutory and regulatory basis for the exemption claimed for the offer of the Units, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

     (n) the Purchaser has been advised to consult the Purchaser's own legal, tax and other advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

          (i) any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the distribution of the Shares hereunder, and

          (ii) applicable resale restrictions;

     (o) this Agreement is not enforceable by the Purchaser unless it has been accepted by the Company, and the Purchaser acknowledges and agrees that the Company reserves the right to reject any subscription for any reason; and

     (p) By executing and delivering this Agreement, each Subscriber will have directed the Company not to include a Canadian Legend on any certificates representing the Shares to be issued to such Subscriber. As a consequence, the Subscriber will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Securities during or after the Canadian hold period described therein will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

2.2 REPRESENTATIONS BY THE PURCHASER

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

     (a) the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Purchaser;

     (b) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Purchaser or of any agreement,

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                   PAGE 12 OF 15

          written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

     (c) the Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;

     (d) the Purchaser is not acquiring the Units for the account or benefit of, directly or indirectly, any U.S. Person;

     (e)  the Purchaser is not a U.S. Person;

     (f) the Purchaser is resident in the jurisdiction set out under the heading "Name and Address of Purchaser" on the signature page of this Agreement;

     (g) the sale of the Units to the Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;

     (h) the Purchaser is acquiring the Units for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Purchased Securities in the United States or to U.S. Persons;

     (i) the Purchaser is outside the United States when receiving and executing this Agreement and is acquiring the Units as principal for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

     (j) the Purchaser is not an underwriter of, or dealer in, the common shares of the Company, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units;

     (k) the Purchaser (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

     (l) the Purchaser acknowledges that the Purchaser has not acquired the Units as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Securities; provided, however, that the Purchaser may sell or otherwise dispose of the Purchased Securities pursuant to registration of the Purchased Securities pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

     (m) the Purchaser understands and agrees that none of the Purchased Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

     (n) the Purchaser understands and agrees that offers and sales of any of the Purchased Securities prior to the expiration of a period of one year after the date of original issuance of the Shares (the one year period hereinafter referred to as the "Distribution Compliance

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                   PAGE 13 OF 15

          Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

     (o) the Purchaser understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

     (p) the Purchaser understands and agrees that the Company will refuse to register any transfer of the Purchased Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

     (q) the Purchaser is not aware of any advertisement of any of the Units and is not acquiring the Units as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

     (r)  no  person   has  made  to  the   Purchaser   any   written   or  oral
          representations:

          (i)  that any person will resell or repurchase any of the Units;

          (ii) that any person will refund the purchase price of any of the Units;

          (iii) as to the future price or value of any of the Units; or

          (iv) that any of the Purchased Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

2.3 RELIANCE, INDEMNITY AND NOTIFICATION OF CHANGES

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and appendices incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and appendices incorporated by reference) which takes place prior to the Closing.

2.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in this Section will survive the Closing.

3. ISSUER'S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for Units which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Agreement and, notwithstanding

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                   PAGE 14 OF 15

the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

4. CLOSING

4.1 On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

4.2 At Closing, the Issuer will deliver to the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee, or as directed by the Purchaser.

5. MISCELLANEOUS

5.1 The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

5.2 The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

5.3 The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

5.4 Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer's having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

5.5 This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

5.6 Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the INTERPRETATION ACT (British Columbia).

5.7 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

5.8 The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

5.9 This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

5.10 A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

5.11 This Subscription Agreement is to be read with all changes in gender or number as required by the context.

5.12 This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably

SUBSCRIPTION AGREEMENT (WITH RELATED APPENDICES, SCHEDULES AND FORMS)
                                                                   PAGE 15 OF 15

attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.



                            END OF GENERAL PROVISIONS


                          End of Subscription Agreement